UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.       )

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

BRIGHT MOUNTAIN MEDIA, INC.

(Name of Registrant As Specified in Charter)

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6400 Congress Avenue

Suite 2050

Boca Raton, FL  33487

Telephone:  (561) 998-2440

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To our common shareholders:

We are furnishing this notice and the accompanying information statement to the holders of shares of common stock, $0.01 par value per share, of Bright Mountain Media, Inc., a Florida corporation, for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this information statement is to notify our common shareholders that on August 9, 2016, the holders of 27,438,476 outstanding shares of our common stock, representing 73% of the outstanding shares of our common stock, executed a written consent in lieu of a special meeting of shareholders, to be effective on August 9, 2016 (the "Majority Shareholder Consent") approving a reverse stock split of our outstanding common stock at a ratio of up to one for fifteen (1:15), in a definitive amount and on a future date to be fixed by our board of directors, in their sole discretion (the "Reverse Stock Split").

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

BY ORDER OF THE BOARD OF DIRECTORS:

Boca Raton, FL	/s/ W. Kip Speyer
August 9, 2016	W. Kip Speyer,
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials:  This information statement is available free of charge on our website www.brightmountainmedia.com.

INFORMATION STATEMENT

Exhibit A

Form of Articles of Amendment to our Amended and Restated Articles of Incorporation

FORWARD-LOOKING STATEMENTS

This information statement contains “forward-looking statements.” These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission on March 24, 2016 (the "SEC") and our subsequent filings with the SEC.

i

6400 Congress Avenue

Suite 2050

Boca Raton, FL  33487

Telephone:  (561) 998-2440

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

GENERAL INFORMATION

This information statement is being mailed on or about August 10, 2016 to the holders of record at the close of business on August 9, 2016 (the "Record Date") of shares of the common stock of Bright Mountain Media, Inc., a Florida corporation, in connection with the approval of the Reverse Stock Split.

Holders of 73% of our outstanding common stock, which represents our only class of voting securities, have executed the Majority Shareholder Consent approving the Reverse Stock Split.  The elimination of the need for a special meeting of shareholders to approve this action is made possible by Section 607.0704 of the Florida Business Corporation Act which provides that any action to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.  The number of common shares held by our majority shareholders on the Record Date were sufficient to approve the Reverse Stock Split.  The board of directors does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

This information statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to our common shareholders of record on the Record Date. This information statement is being mailed on or about August 10, 2016 to shareholders of record on the Record Date who did not execute the Majority Shareholder Consent.  This information statement also constitutes notice under Section 607.0704 of the Florida Business Corporation Act that the Reverse Stock Split was approved by the written consent of the majority common shareholders.

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

THE REVERSE STOCK SPLIT

On July 27, 2016 our board of directors adopted a resolution authorizing, but not requiring, the Reverse Stock Split of our common stock at a specific ratio to be determined by our board of directors in the future within a range up to 1-for-15.  On August 9, 2016 our majority shareholders executed the Majority Shareholder Consent approving the Reverse Stock Split.  Our board of directors may effect the Reverse Stock Split at any time on or before August 9, 2017.  If our board decides to delay the Reverse Stock Split beyond that date, we would be required to re-obtain shareholder approval and mail you another information statement.

Our board’s decision to effect the Reverse Stock Split, if at all, will be based on its determination as to the advisability of the Reverse Stock Split in connection with the considerations described below under the section “Reasons for the Reverse Stock Split.” In the event our board decides to effect the Reverse Stock Split, our board may nonetheless abandon the Reverse Stock Split, without further action by our shareholders, at any time prior to the effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected through the filing of Articles of Amendment to our Amended and Restated Articles of Incorporation (the "Amendment") with the Secretary of State of Florida.  The form of Amendment is provided as Exhibit A to this information statement.  The board of directors has the discretion to determine the final ratio of the Reverse Stock Split, and to file the Amendment, at any time prior to August 9, 2017.

Reasons for the Reverse Stock Split

Our common stock is currently quoted on the OTCQB Tier of the OTC Markets.  The last reported closing price of our common stock on July 27, 2016 was $0.85 per share.  The principal reason for the Reverse Stock Split will be to facilitate the possible future uplisting of our common stock to a national securities exchange.  Generally, the listing requirements of both the NYSE MKT and The NASDAQ Capital Market include a minimum market (bid) price requirement for new applicants of $4.00 per share, among other requirements.  The Reverse Stock Split is intended to increase the per share stock price of our common stock to a level which satisfies this initial listing criteria.  We selected a Reverse Stock Split ratio range of up to 1-for-15 based upon the historical trading price of our common stock to provide flexibility to our Board to balance the need for a higher trading price for our common stock against the potential decreased liquidity from reducing the total number of shares of our common stock that would be issued and outstanding.

In addition to satisfying one of the criteria for initial listing of our common stock on a national securities exchange, our board of directors also believes that if we are successful in maintaining a higher price per share of our common stock we will be able to generate greater interest among investors and institutions.  If we are successful in generating such interest, we anticipate that our common stock would have greater liquidity and a stronger investor base.

However, the effect of the Reverse Stock Split, if any, upon the sustained stock price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies like our is varied. Further, we cannot assure you that the stock price of our common stock after the Reverse Stock Split will be maintained in proportion to the reduction in the number of shares of common stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our common stock may be based on our performance and as well as other factors.

We have not yet applied for a listing of our common stock on any national securities exchange and there are no assurances that even if the Reverse Stock Split is affected that we will satisfy the initial listing criteria of either the NYSE MKT or The NASDAQ Capital Market.

Overall impact of the Amendment

The Amendment will decrease the number of outstanding shares of our common stock as a result of the impact of the Reverse Stock Split.  The following table provides estimates as of August 9, 2016 of the number of shares of our common which are authorized and outstanding and reserved for issuances under outstanding options as well as the conversion of convertible notes and outstanding shares of our various series of preferred stock prior to any Reverse Stock Split and following the Reverse Stock Split based upon a variety of different split ratios.  Because following the Reverse Stock Split, we will have a greater number of authorized but unissued shares of common stock available for future issuances, the following table also provides information on the percentage of increase in those authorized but unissued shares as a result of the Reverse Stock Split.  The estimated number of outstanding shares of common stock after the Reverse Stock Split do not reflect the potential impact of rounding up of fractional shares, and do not reflect the impact of any additional issuance of shares of our common stock after August 9, 2016, including from the exercise of presently outstanding options or the conversion of convertible notes or preferred stock.

				% Available
	Number of Shares of Common Stock			for Future
	Authorized	Outstanding	Reserved	Issuances

Prior to the Reverse Stock Split	324,000,000	37,464,821	8,607,000	85.8%
After the Reverse Stock Split at an assumed ratio of:
1:2	324,000,000	18,732,411	4,303,500	92.9%
1:3	324,000,000	12,488,274	2,869,000	95.3%
1:4	324,000,000	9,366,205	2,151,750	96.4%
1:5	324,000,000	7,492,964	1,721,400	97.2%
1:6	324,000,000	6,244,137	1,434,500	97.6%
1:7	324,000,000	5,352,117	1,229,571	98.0%
1:8	324,000,000	4,683,103	1,075,875	98.2%
1:9	324,000,000	4,162,758	956,333	98.2%
1:10	324,000,000	3,746,482	860,700	98.6%
1:11	324,000,000	3,405,893	782,455	98.7%
1:12	324,000,000	3,122,068	717,250	98.8%
1:13	324,000,000	2,881,909	537,938	98.9%
1:14	324,000,000	2,676,059	614,786	99.1%
1:15	324,000,000	2,497,655	573,800	99.1%

Our authorized but unissued common stock may be issued at the direction of our board of directors at such times, in such amounts and upon such terms as our board of directors may determine, without further approval of our shareholders unless, in any instance, such approval is expressly required by law.  The Reverse Stock Split will provide us with the ability to issue such additional shares of common stock for a variety of corporate purposes, including acquisitions involving the issuance of securities, capital raising transactions, business development efforts, or other proper corporate purposes. Our board of directors reviews and evaluates potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our shareholders. The resulting increase in the number of authorized common shares as a result of the Reverse Stock Split may affect the rights of existing holders of common shares to the extent that future issuances of common shares reduce each existing shareholder’s proportionate ownership and voting rights in our company.  In addition, possible dilution caused by future issuances of common shares could be accompanied by a decline in the market price of our shares, assuming a market for our common stock continues, of which there is no assurance.

The additional common stock that will be available for issuance following the effective date of the Amendment could have material anti-takeover consequences, including the ability of our board of directors to issue additional shares of common stock without additional shareholder approval because unissued common stock could be issued by our board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further shareholder approval, our board of directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover. In addition, because shareholders do not have preemptive rights under our Amended and Restated Articles of Incorporation, the rights of existing shareholders may (depending on the particular circumstances in which the additional common shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our company. In proposing the Amendment, our board of directors was not motivated by the threat of any attempt to accumulate shares or otherwise gain control of our company. However, shareholders should nevertheless be aware that approval of the Amendment could facilitate our efforts to deter or prevent changes of control in the future.

Other than as set forth herein, there are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of common stock resulting from the increase in authorized but unissued shares created by the Reverse Stock Split.  Our board of directors does not intend to issue any additional common shares except on terms that it deems to be in the best interest of our company and our shareholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of shareholders, or any aspect of our business will materially change as a result of the Amendment.

The Reverse Stock Split will not affect the par value of our common stock, which will remain $0.01 per share. As a result, at the effective time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change.  Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

The Reverse Stock Split will cause proportionate adjustments to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options.  This would result in approximately the same aggregate price being required to be paid under such options, upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Stock Split, as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the board of directors, subject to our treatment of fractional shares.

The Reverse Stock Split will also cause proportionate adjustments to be made to the per share conversion price and the number of shares issuable upon the conversion of all convertible notes as well as the conversion of shares of our 10% Series A convertible preferred stock, 10% Series B convertible preferred stock, 10% Series C convertible preferred stock and 10% Series D convertible preferred stock.  This would result in approximately the same value of shares of common stock being delivered upon such conversion, immediately following the Reverse Stock Split, as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the board of directors, subject to our treatment of fractional shares.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizing certain federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this information statement was first mailed to shareholders. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies).  The following discussion has not been prepared by tax counsel, but has been reviewed by management and is believed to be accurate as of the date of this information statement. Our views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed herein.

The receipt of the common stock following the effective date of the Reverse Stock Split, solely in exchange for the common stock held prior to the Reverse Stock Split, will not generally result in the recognition of gain or loss to the shareholders.  The value of the additional share received by a shareholder in lieu of a fractional share, however, might result in a gain or loss based upon the difference between the value of the additional share and the basis in the surrendered fractional share.

The adjusted tax basis of a shareholder in the common stock received after the Reverse Stock Split will be the same as the adjusted tax basis of the common stock held prior to the Reverse Stock Split exchanged therefore (subject to the treatment of fractional shares), and the holding period of the common stock received after the Reverse Stock split will include the holding period of the common stock held prior to the Reverse Stock Split exchanged therefore. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS SUMMARY ASSUMES THAT OUR SHARES ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO OUR SHAREHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT MAY VARY AS TO EACH SHAREHOLDER DEPENDING ON THE STATE IN WHICH SUCH SHAREHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH SHAREHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE STOCK SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE STOCK SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH SHAREHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

How the Reverse Stock Split will be enacted

In the event our board of directors determines to affect the Reverse Stock Split, we will publicly announce the effective date of the reverse split and the final ratio of the split.  The Reverse Stock Split will then be effected by the filing of the Amendment with the Secretary of State of Florida.  On the effective date of the Amendment, every share of issued and outstanding common stock (the “Old Common Stock”) prior to the effective date of the Reverse Stock Split will be reclassified and converted into one validly issued, fully paid and non-assessable share of common stock (the “New Common Stock”).  Each certificate representing shares of Old Common Stock will thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby.  No cash will be paid or distributed as a result of the Reverse Stock Split, and no fractional shares will be issued.  All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to a whole share.

PRINCIPAL SHAREHOLDERS

At July 27, 2016, we had 37,464,821 shares of our common stock issued and outstanding which is our only class of voting securities. The following table sets forth information regarding the beneficial ownership of our common stock as of July 27, 2016 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Common Stock
Name and Address of Beneficial Owner	No. of Shares	%
W. Kip Speyer (1)	22,077,393	55.5%
Todd F. Speyer (2)	720,000	1.9%
Dennis W. Healey(3)	0	—
Jonathan D. Thielmann (4)	205,000	≤1%
Richard Rogers (5)	488,000	1.3%
Todd Davenport (6)	90,000	≤1%
Charles H. Lichtman (7)	1,250,000	3.3%
Randolph Pohlman, PhD (8)	50,000	≤1%
All directors and executive officers as a group (eight persons) (1)(2)(3)(4)(5)(6)(7)(8)	24,880,393	61.6%
Andrew A. Handwerker (9)	8,631,083	21.5%

———————

(1)

The number of shares beneficially owned by Mr. Speyer includes:

•

19,777,393 shares of common stock held individually;

•

1,000,000 shares of our common stock underlying 12% convertible notes;

•

500,000 shares of our common stock underlying our 10% Series A convertible preferred stock; and

•

800,000 shares of our common stock underlying our 10% Series C convertible preferred stock.

(2)

The number of shares of common stock beneficially owned by Mr. Speyer includes 180,000 shares underlying vested stock options, but excludes an additional 100,000 shares of common stock underlying options which have not yet vested.

(3)

The number of shares of common stock beneficially owned by Mr. Healey includes excludes 100,000 shares of common stock underlying options which have not yet vested.

(4)

The number of shares of common stock beneficially owned by Mr. Thielmann includes 205,000 shares underlying vested stock options but excludes 25,000 shares underlying options which have not yet vested.

(5)

The number of shares of common stock beneficially owned by Mr. Rogers 424,000 shares held by a trust over which he has voting and dispositive control together with 64,000 shares underlying vested stock options but excludes 84,000 shares underlying options which have not yet vested.

(6)

The number of shares of common stock beneficially owned by Mr. Davenport includes 54,000 shares underlying vested stock options but excludes 46,000 shares underlying options which have not yet vested.

(7)

The number of shares beneficially owned by Mr. Lichtman includes 10,000 shares underlying vested stock options and 100,000 shares of our common stock underlying our 10% Series A convertible preferred stock, but excludes 90,000 shares underlying options which have not yet vested.

(8)

The number of shares of common stock beneficially owned by Dr. Pohlman includes 10,000 shares underlying vested stock options but excludes 30,000 shares underlying options which have not yet vested.

(9)

The number of shares beneficially owned by Mr. Handwerker includes:

•

4,982,000 shares held jointly with his wife;

•

499,083 shares held individually;

•

200,000 shares underlying a 12% convertible note;

•

950,000 shares of our common stock underlying our 10% Series A convertible preferred stock;

•

1,000,000 shares of our common stock underlying our 10% Series B convertible preferred stock;

•

500,000 shares of our common stock underlying our 10% Series C convertible preferred stock; and

•

500,000 shares of our common stock underlying our 10% Series D convertible preferred stock.

Mr. Handwerker’s address is 4399 Pine Tree Drive, Boynton Beach, FL 33436.

DISSENTER'S RIGHTS

Under Florida law there are no dissenter's rights available to our shareholders in connection with the Reverse Stock Split.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy or information statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy or information statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Bright Mountain Media, Inc., 6400 Congress Avenue, Suite 2050, Boca Raton, FL  33487.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ W. Kip Speyer
August 9, 2016	W. Kip Speyer, Chief Executive Officer

Exhibit A

ARTICLES OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

BRIGHT MOUNTAIN MEDIA, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act of the State of Florida (the “FBCA”), the undersigned Chief Financial Officer of Bright Mountain Media, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Florida and bearing Document Number P10000050881, does hereby certify:

FIRST:

The Board of Directors approved the following amendment to the Corporation’s Amended and Restated Articles of Incorporation by a unanimous written consent on [•], 2016 pursuant to Section 607.0821 of the FBCA, and recommended that the Corporation’s shareholders approve such amendment.

SECOND:

The holders of a majority of the Corporation’s issued and outstanding common stock, representing its sole class of voting securities, approved the following amendment to the Corporation’s Amended and Restated Articles of Incorporation by written consent on August 9, 2016 pursuant to Section 607.0704 of the FBCA.  The number of votes cast by the majority shareholders was sufficient for approval.

THIRD:

Article IV of the Corporation's Amended and Restated Articles of Incorporation is hereby amended by adding the following:

On the date of effective date of these Articles of Amendment, the Corporation will effect a reverse stock split (the “Reverse Stock Split”) of its outstanding Common Stock pursuant to which every[•] ([•]) issued and outstanding shares of the Common Stock, par value $0.01 (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.01 (the “New Common Stock”).  Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, further, that no cash will be paid or distributed as a result of the Reverse Stock Split and no fractional shares will be issued.  All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

FURTHER RESOLVED:  That the effective date of these Articles of Amendment shall be [•], 201_.

IN WITNESS WHEREOF, the undersigned, being the Chief Financial Officer of this Corporation, has executed these Articles of Amendment to the Corporation’s Amended and Restated Articles of Incorporation as of [•], 201_.

Bright Mountain Media, Inc.

By:
Dennis W. Healey, Chief Financial Officer

A-1